SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



             Date of Report (Date of earliest event reported):
                               June 27, 2000
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                                  MCSi, Inc.
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          (Exact name of registrant as specified in its charter)



          Maryland                   000-21561                 31-1001529
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 (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                   Identification No.)


     4750 Hempstead Station Drive, Dayton, Ohio                  45429
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      (Address of principal executive offices)                (Zip Code)



     Registrant's telephone number, including area code:  (937) 291-8282
                                                          --------------


                     Miami Computer Supply Corporation
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     (Former name or former address, if changed since last report)


Form 8-K
June 30, 2000
Page 2

ITEM 5. OTHER EVENTS.

     On May 9, 2000, as part of its Annual Meeting of Shareholders, the Company submitted a proposal to its shareholders to vote to approve the reincorporation of Miami Computer Supply Corporation in Maryland under the name "MCSi, Inc." (the "Company").

     On March 31, 2000, the record date for the Annual Meeting of Shareholders held on May 9, 2000, there were 12,070,450 shares of the Company's common stock issued and outstanding. All outstanding shares were entitled to vote on the proposal. The proposal was approved by the shareholders, with 9,275,519 shares voting for, 43,343 shares voting against and with 1,222,940 shares abstaining. On May 17, 2000, the Articles of Merger were accepted by the Maryland Department of Assessments and Taxation and on June 1, 2000 the Certificate of Merger was accepted by the Office of the Secretary of State for the State of Ohio; however, the Certificate was processed by the State of Ohio until June 27, 2000.

     Previously, on February 18, 2000, Miami Computer Supply Corporation announced the change of its trading symbol on the Nasdaq National Market from "MCSC" to "MCSI" effective the opening of trading on February 23, 2000.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements

          No financial statements are required.

     (b)  Pro Forma Financial Information

          No pro forma financial information is required.

     (c)  Exhibits

          No.       Description
          --        -----------
          99        Press Release, dated June 29, 2000


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MIAMI COMPUTER SUPPLY CORPORATION



                                    /s/  Ira H. Stanley
                                    ------------------------
                                    By: Ira H. Stanley
                                    Chief Financial Officer
Date: June 30, 2000